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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-A
                                ---------------

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

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
MEDIAONE GROUP, INC.                           Delaware              84-0926774
MEDIAONE GROUP FUNDING, INC.                   Delaware              84-1458224
MEDIAONE FINANCE TRUST III                     Delaware              Applied For

                                               (State of             (I.R.S. Employer
(Exact name of registrant as specified in its  incorporation         Identification
  charter)                                     or organization)      No.)
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
     188 INVERNESS DRIVE WEST                     80112
        ENGLEWOOD, COLORADO                     (zip code)
  (Address of principal executive
             offices)
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

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
                          TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
                          TO BE SO REGISTERED                             EACH CLASS IS TO BE REGISTERED
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
9.04% Trust Originated Preferred Securities of MediaOne Finance Trust
  III                                                                           New York Stock Exchange
Preferred Securities Guarantee by MediaOne Group, Inc. of 9.04% Trust
  Originated Preferred Securities of MediaOne Finance Trust III                 New York Stock Exchange
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    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.  /X/

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Information Instruction A.(d), check the following box. / /

    Securities Act registration statement file number to which this form relates.

                        ___333-65371___  (if applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                   ___None___
                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The information required by this item is set forth in "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees," "Description of the Subordinated Notes and the Note Guarantees" and "Relationship Among the Preferred Securities, the Preferred Securities Guarantee, the Subordinated Notes and the Note Guarantee Held by Each Trust" in the Registrants' Registration Statement on Form S-3 (File No. 333-65371), as filed with the Securities and Exchange Commission on October 6, 1998, as amended (the "Registration Statement") and in "Description of Securities," "Certain Terms of the Preferred Securities" and "Certain Terms of the Subordinated Notes and Note Guarantee" in the related Prospectus Supplement dated October 23, 1998 (to Prospectus dated October 15, 1998), and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

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
   EXHIBIT
   NUMBER                                                         DESCRIPTION
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
      1               --  Certificate of Trust of MediaOne Finance Trust III (incorporated by reference to Exhibit
                          3-A to the Registration Statement)
      2               --  Form of Amended and Restated Declaration of Trust of MediaOne Finance Trust III
                          (incorporated by reference to Exhibit 4-E to the Registration Statement)
      3               --  Indenture dated June 12, 1998 among MediaOne Group Funding, Inc., MediaOne Group, Inc. and
                          Norwest Bank Minnesota, National Association, as Trustee (incorporated by reference to
                          Exhibit 4-F to the Registration Statement)
      4               --  Form of Supplemental Indenture with respect to the Subordinated Notes to be issued to
                          MediaOne Finance Trust III (incorporated by reference to Exhibit 4-G to the Registration
                          Statement)
      5               --  Form of Preferred Security of MediaOne Finance Trust III (incorporated by reference to
                          Exhibit 4-H to the Registration Statement)
      6               --  Form of Subordinated Notes and Note Guarantee to be issued to MediaOne Finance Trust III
                          (incorporated by reference to Exhibit 4-I to the Registration Statement)
      7               --  Form of Preferred Securities Guarantee for MediaOne Finance Trust III (incorporated by reference to Exhibit 4-J to the Registration Statement)
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 26, 1998

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
                                MEDIAONE GROUP, INC.

                                By:  /s/ STEPHEN E. BRILZ
                                     -----------------------------------------
                                     Name: Stephen E. Brilz, Esq.
                                     Title: Assistant Secretary

                                MEDIAONE GROUP FUNDING, INC.

                                By:  /s/ STEPHEN E. BRILZ
                                     -----------------------------------------
                                     Name: Stephen E. Brilz, Esq.
                                     Title: Secretary

                                MEDIAONE FINANCE TRUST III

                                By:  /s/ STEPHEN E. BRILZ
                                     -----------------------------------------
                                     Name: Stephen E. Brilz, Esq.
                                     Title: Trustee
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